Exhibit 2.1

PLAN OF CONVERSION OF
BLUE GEM ENTERPRISE
FROM A NEVADA CORPORATION
INTO
A FLORIDA CORPORATION

This Plan of Conversion of Blue Gem Enterprise from a Nevada corporation into a Florida corporation (the “Plan”), is entered into and adopted as of the 30th day of April 2010.

RECITALS:

A.           Blue Gem Enterprise (“Blue Gem”) is a corporation duly organized and existing under the laws of the State of Nevada, having been formed on November 28, 2006, under the name Blue Gem Enterprise; and

B.           The majority shareholder and Sole Director of Blue Gem deem it advisable for the general welfare and advantage of Blue Gem and its shareholders that Blue Gem convert from a Nevada corporation into a Florida corporation pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Florida and Nevada.

PLAN

1.           CONVERSION TO FLORIDA CORPORATION.  Blue Gem shall effect the conversion (the "Conversion") of Blue Gem from a Nevada corporation to a Florida corporation by causing (i) Articles of Conversion (the "Nevada Articles of Conversion") in such form as required by the provisions of Section 92A.205 of the Nevada Revised Statutes, as amended (the "Nevada Law") to be properly executed and acknowledged, and filed with the Secretary of State of Nevada as provided in the Nevada Law, which shall be substantially similar in form as Exhibit A, attached hereto, and (ii) a Certificate of Domestication from Florida (the "Florida Certificate of Domestication") in such form as required by the provisions of Section 607.1801 of the Florida Statutes (the "Florida Law") to be properly executed and acknowledged, and filed with the Secretary of State of Florida as provided in and required by Florida Law, which shall be substantially similar in form as Exhibit B, attached hereto.

At the Effective Time of Conversion (defined below), Blue Gem shall cease to be a Nevada corporation and shall become a Florida corporation. The “Effective Time of Conversion" shall be that date on which the Florida Certificate of Domestication is filed in the office of the Florida Secretary of State, all after satisfaction of the respective requirements of the applicable laws of said states prerequisite to such filings.

2.           NAME OF CONVERTED CORPORATION. Following the conversion, Blue Gem’s name shall be “Blue Gem Enterprise, Inc.”.

3.           BLUE GEM TO REMAIN IN AND CONTINUE EXISTENCE.  Following the Conversion, Blue Gem shall continue in existence under the name “Blue Gem Enterprise, Inc.”. Following the conversion, Blue Gem shall be a corporation duly formed and in existence pursuant to the laws of the State of Florida. The Articles of Incorporation of Blue Gem Enterprise, Inc., to be filed with the Florida Secretary of State are attached hereto as Exhibit C and are incorporated herein by reference (the “Articles of Incorporation”).

4.           GOVERNING LAW: ARTICLES OF INCORPORATION.  At all times after the Conversion, Blue Gem shall be governed by the laws of the State of Florida, and by the terms of the Articles of Incorporation, which will be filed with the Florida Secretary of State.

5.           BYLAWS.  At the Effective Time of Conversion, the Bylaws (or similar organizational documentation) of Blue Gem currently in place shall be replaced in all respects by new Bylaws of Blue Gem Enterprise, Inc., in the form of Exhibit D, attached hereto, which have been approved by the majority shareholder and sole Director of Blue Gem, which Bylaws shall comply in all respects with the applicable provisions of Florida Law.

6.           DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The Directors and the officers of Blue Gem shall remain the same following the conversion, and such Director and officers are as follows:

DIRECTOR:

Allan Sepe
Sole Director

OFFICERS:

Allan Sepe
President and Chief Executive Officer

Mayling Diaz-Clark
Corporate Secretary

7.           CONVERSION OF SHARES.  By virtue of the Conversion, and without any action on the part of the shareholders of Blue Gem, each one (1) issued and outstanding share of Blue Gem shall be converted into and represent one (1) issued and outstanding share of Blue Gem Enterprise, Inc., the resulting entity. Each certificate representing a share of the constituent entity shall, as of the Effective Time of Conversion, evidence ownership of such shares of Blue Gem Enterprise, Inc., the resulting entity. As soon as practicable after the Effective Time of Conversion, the certificates representing the ownership interests of Blue Gem, a Nevada corporation (if any), shall be surrendered to Blue Gem Enterprise, Inc. for exchange. Upon receipt of the ownership interests of Blue Gem or certifications confirming the ownership of such ownership interests, Blue Gem Enterprise, Inc. shall issue to the exchanging shareholder an equal amount of shares of Blue Gem Enterprise, Inc. a Florida corporation.

8.           EFFECT OF CONVERSION. At the Effective Time of Conversion, Blue Gem Enterprise, Inc., as a Florida corporation, shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises both of a public and a private nature, and shall own all property, real, personal, and mixed, and shall be obligated for all prior debts of Blue Gem, on whatever account, and all rights of creditors and all liens upon any property of Blue Gem shall be preserved unimpaired, and all debts, liabilities, and duties of Blue Gem as a Nevada corporation, shall attach to Blue Gem Enterprise, Inc., as a Florida corporation, and may be enforced against it. No shareholder shall, as a result of this conversion, become personally liable for the liabilities or obligations of the converted entity.

9.           ACCOUNTING MATTERS. The assets and liabilities of Blue Gem, as a Nevada corporation, as of the Effective Time of Conversion, shall be recorded on the books of Blue Gem Enterprise, Inc., the Florida corporation, in the amounts at which they were carried at that time on the books of Blue Gem, as a Nevada corporation.

10.           APPROVAL OF BOARD OF DIRECTORS AND MAJORITY SHAREHOLDER: FILING ARTICLES OF CONVERSION. The Conversion was approved by the majority shareholder of Blue Gem and the sole Director of Blue Gem on April ___, 2010, and the Articles of Conversion in substantially the form attached hereto as Exhibit A shall be signed and delivered to the Nevada Secretary of State pursuant to the Nevada Revised Statutes and the Certificate of Domicile from Florida in substantially the form attached hereto as Exhibit B shall be signed and delivered to the Florida Secretary of State pursuant to Florida Law.

11.           CONSTRUCTION. The captions and sections of this Plan are for convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Plan. Whenever the context so requires, all words used herein in any gender shall include the masculine, feminine, and neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

12.           GOVERNING LAW. To the extent not otherwise stated, this Plan shall be governed by and construed in accordance with the laws of the States of Florida and Nevada, as applicable.

13.           FURTHER DOCUMENTS. From time to time, as and when necessary, the officers of Blue Gem shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as they may deem necessary or desirable, in order to vest in and confirm to Blue Gem Enterprise, Inc., as a Florida corporation, title to, and possession of, any property of Blue Gem acquired prior to the Conversion, and otherwise to carry out the intent and purposes hereof; and the Directors of Blue Gem and the proper officers of Blue Gem are fully authorized, in the name of Blue Gem or otherwise, to take any and all such actions.

14.           SECTION HEADINGS. Section headings are for convenience only and shall not define or limit the provisions of this Plan.

15.           EFFECT OF FACSIMILE AND PHOTOCOPIED SIGNATURES.  This Plan may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Plan or any counterpart hereof to produce or account for any of the other counterparts.  A photocopy or PDF of this Plan shall be effective as an original for all purposes.

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SIGNATURE:

EXECUTED to be effective as of the date first shown above.

Blue Gem Enterprise

A Nevada corporation

/s/ Allan Sepe
Allan Sepe
President

EXHIBIT A

ARTICLES OF CONVERSION

EXHIBIT B

CERTIFICATE OF DOMESTICATION

EXHIBIT C

ARTICLES OF INCORPORATION

EXHIBIT D

BYLAWS